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                                                                  EXHIBIT (g)(1)

             EATON VANCE TAX-ADVANTAGED GLOBAL DIVIDEND INCOME FUND

                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made this 16th day of December, 2003, between Eaton Vance Tax-Advantaged Global Dividend Income Fund, a Massachusetts business trust (the "Trust"), and Eaton Vance Management, a Massachusetts business trust (the "Adviser").

         1. Duties of the Adviser. The Trust hereby employs the Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Trust and to administer its affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement.

         The Adviser hereby accepts such employment, and undertakes to afford to the Trust the advice and assistance of the Adviser's organization in the choice of investments and in the purchase and sale of securities for the Trust and to furnish for the use of the Trust office space and all necessary office facilities, equipment and personnel for servicing the investments of the Trust and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Adviser's organization and all personnel of the Adviser performing services relating to research and investment activities. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         The Adviser shall provide the Trust with such investment management and supervision as the Trust may from time to time consider necessary for the proper supervision of the Trust. As investment adviser to the Trust, the Adviser shall furnish continuously an investment program and shall determine from time to time what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Trust's assets shall be held uninvested, subject always to the applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Trust. Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the Trust and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Trust, all actions that it deems necessary or desirable to implement the investment policies of the Trust.

         The Adviser shall place all orders for the purchase or sale of portfolio securities for the account of the Trust either directly with the issuer or with brokers or dealers selected by the Adviser, and, to that end, the Adviser is authorized, as the agent of the Trust, to give instructions to the custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser shall use its best efforts to seek to execute portfolio security transactions at prices that are advantageous to the Trust and (when a disclosed commission is being charged) at reasonably competitive commission rates. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser, and the Adviser is expressly authorized to cause the Trust to pay any broker or dealer who provides such brokerage and research services a commission for executing a security transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with

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respect to accounts over which they exercise investment discretion. Subject to the requirement set forth in the second sentence of this paragraph, the Adviser is authorized to consider, as a factor in the selection of any broker or dealer with whom purchase or sale orders may be placed, the fact that such broker or dealer has sold or is selling shares of any one or more investment companies sponsored by the Adviser or its affiliates.

         The Adviser shall not be responsible for providing certain special administrative services to the Trust under this Agreement. Eaton Vance Management, in its capacity as Administrator of the Trust, shall be responsible for providing such services to the Trust under the Trust's separate Administration Agreement.

         2. Compensation of the Adviser. For the services, payments and facilities to be furnished hereunder by the Adviser, the Adviser shall be entitled to receive from the Trust compensation in an amount equal to 0.85% annually of the average daily gross assets of the Trust. (For purposes of this calculation, "gross assets" of the Trust shall mean total assets of the Trust, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance debt securities), (ii) the issuance of preferred stock or other similar preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Trust's investment objectives and policies, and/or (iv) any other means.)

         Such compensation shall be paid monthly in arrears on the last business day of each month. The Trust's net assets shall be computed in accordance with the Declaration of Trust of the Trust and any applicable votes and determinations of the Trustees of the Trust.

         In case of initiation or termination of the Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Agreement is in effect and the fee shall be computed upon the basis of the average gross assets for the business days the Agreement is so in effect for that month.

         The Adviser may, from time to time, waive all or a part of the above compensation.

         3. Allocation of Charges and Expenses. It is understood that the Trust will pay all expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Trust shall include, without implied limitation (i) expenses of maintaining the Trust and continuing its existence; (ii) registration of the Trust under the Investment Company Act of 1940; (iii) commissions, spreads, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments; (iv) auditing, accounting and legal expenses; (v) taxes and interest; (vi) governmental fees; (vii) expenses of listing shares of the Trust with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of interests in the Trust, including expenses of conducting tender offers for the purpose of repurchasing Trust interests; (viii) expenses of registering and qualifying the Trust and its shares under federal and state securities laws and of preparing and filing registration statements and amendments for such purposes; (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefore; (x) expenses of reports to governmental officers and commissions; (xi) insurance expenses; (xii) association membership dues; (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust (including, without limitation, safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values); (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Trust; (xv) expenses for servicing shareholder accounts; (xvi) any direct charges to shareholders approved by the Trustees of the

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Trust; (xvii) compensation and expenses of Trustees of the Trust who are not members of the Adviser's organization; (xviii) pricing and valuation services employed by the Trust; (xix) all expenses incurred in connection with leveraging of Trust's assets through a line of credit, or issuing and maintaining preferred shares; and (xx) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees, officers and shareholders with respect thereto.

         4. Other Interests. It is understood that Trustees and officers of the Trust and shareholders of the Trust are or may be or become interested in the Adviser as trustees, officers, employees, shareholders or otherwise and that trustees, officers and shareholders of the Adviser are or may be or become similarly interested in the Trust, and that the Adviser may be or become interested in the Trust as a shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) that the Adviser may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "Eaton Vance" or any combination thereof as part of their name, and that the Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

         5. Limitation of Liability of the Adviser. The services of the Adviser to the Trust are not to be deemed to be exclusive, the Adviser being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the acquisition, holding or disposition of any interest in a Loan or of any security, investment or other asset.

         6. Sub-Investment Advisers. The Adviser may employ one or more sub-investment advisers from time to time to perform such of the acts and services of the Adviser, including the selection of brokers or dealers to execute the Trust's portfolio security transactions, and upon such terms and conditions as may be agreed upon between the Adviser and such sub-investment adviser and approved by the Trustees of the Trust, all as permitted by the Investment Company Act of 1940.

         7. Duration and Termination of this Agreement. This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including December 16, 2005 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after December 16, 2005 is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Trust cast in person at a meeting called for the purpose of voting on such approval.

         Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Trustees of the Trust or the trustees of the Adviser, as the case may be, and the Trust may, at any time upon such written notice to the Adviser, terminate this Agreement by vote of a majority of the outstanding voting securities of the Trust. This Agreement shall terminate automatically in the event of its assignment.

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         8.       Amendments of the Agreement. This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Trust, except for any such amendment as may be effected in the absence of such approval without violating the Investment Company Act of 1940.

         9. Limitation of Liability. The Adviser expressly acknowledges the provision in the Declaration of Trust of the Trust limiting the personal liability of the Trustees, officers and shareholders of the Trust, and the Adviser hereby agrees that it shall have recourse to the Trust for payment of claims or obligations as between the Trust and the Adviser arising out of this Agreement and shall not seek satisfaction from any Trustee, officer or shareholders of the Trust.

         10. Use of the Name "Eaton Vance". The Adviser hereby consents to the use by the Trust of the name "Eaton Vance" as part of the Trust's name; provided, however, that such consent shall be conditioned upon the employment of the Adviser or one of its affiliates as the investment adviser of the Trust. The name "Eaton Vance" or any variation thereof may be used from time to time in other connections and for other purposes by the Adviser and its affiliates and other investment companies that have obtained consent to the use of the name "Eaton Vance". The Adviser shall have the right to require the Trust to cease using the name "Eaton Vance" as part of the Trust's name if the Trust ceases, for any reason, to employ the Adviser or one of its affiliates as the Trust's investment adviser. Future names adopted by the Trust for itself, insofar as such names include identifying words requiring the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions.

         11. Certain Definitions. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of the shares of the Trust present or represented by proxy at the meeting if the shareholders of more than 50 per centum of the shares of the Trust are present or represented by proxy at the meeting, or (b) more than 50 per centum of the shares of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                    EATON VANCE TAX-ADVANTAGED
                                    GLOBAL DIVIDEND INCOME FUND

                                    By: /s/ Duncan W. Richardson
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                                        President, and not Individually

                                    EATON VANCE MANAGEMENT

                                    By: /s/ Alan R. Dynner
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                                        Vice President, and not Individually

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